                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 12, 1997



                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                      0-10018                     54-1025763
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)


        1000 COIT ROAD
         DALLAS, TEXAS                                 75075
(Address of principal executive offices)             (ZIP Code)


       Registrant's telephone number, including area code: (972) 519-3000

ITEM 5.   OTHER EVENTS.

    On August 7, 1997, DSC Communications Corporation (the "Company") issued a press release (filed as Exhibit 99.1 to this report and incorporated herein by reference) announcing that it would sell $300.0 million in 7.0% convertible subordinated notes due August 1, 2004 (the "Notes") in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The transaction closed on August 12, 1997. In connection with the sale of the Notes, the Company granted the Initial Purchasers (defined below) a 30-day option to purchase up to an additional $100.0 million of Notes solely to cover over-allotments, if any. On August 22, 1997, the Initial Purchasers exercised the over-allotment option in full and purchased the additional $100.0 million of Notes. The filing of this report and the press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (C)   EXHIBITS.

    Exhibit No.    Description.
    -----------    -----------
    1.1            Purchase Agreement, dated August 7, 1997, by and among DSC
                   Communications Corporation, Goldman, Sachs & Co. and
                   NationsBanc Capital Markets, Inc.

    4.1            Indenture, dated August 12, 1997, between DSC Communications
                   Corporation and The Bank of New York, as Trustee.

    4.2 Registration Rights Agreement, dated August 12, 1997, by and among DSC Communications Corporation, Goldman, Sachs & Co.
                   and NationsBanc Capital Markets, Inc.

    99.1           Press Release, dated August 7, 1997, issued by DSC
                   Communications Corporation.

ITEM 9.            SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          On August 7, 1997, the Company issued a press release announcing that it would sell $300.0 million of Notes in an offering exempt from registration requirements of the Securities Act. The transaction closed on August 12, 1997. In connection with the sale of the Notes, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $100.0 million of Notes solely to cover over-allotments, if any. On August 22, 1997, the Initial Purchasers exercised the over-allotment option in full and purchased the additional $100.0 million of Notes.

          (a) On August 12, 1997, the Company sold $300.0 million of Notes. On August 22, 1997, the Company sold $100.0 million of Notes.

          (b) The initial purchasers of the Notes were Goldman, Sachs & Co. and NationsBanc Capital Markets, Inc. (the "Initial Purchasers").

          (c) The total offering price of the Notes was $400.0 million with a discount to the Initial Purchasers of 2.5%.

          (d) The Company relied upon the exemption set forth in Section 4(2) of the Securities Act, for the sale of Notes to the Initial Purchasers. A principal amount of approximately $366.0 million of Notes was placed by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and approximately $34.0 million principal amount of Notes was placed by Goldman, Sachs & Co. through Goldman Sachs International, as their selling agent, to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

          (e) The Notes are convertible at the option of the holder into shares of common stock, par value $0.01 per share, of the Company at a conversion rate of 20.1106 shares for each $1,000 principal amount of Notes, or a conversion price of $49.725 per share. The Notes are redeemable at the option of the Company on or after August 1, 2000, and the redemption price (expressed as a percentage of principal amount) is as follows for the 12-month periods beginning on August 1 of the following years:

                                                                 Redemption
                   Year                                             Price
                   ----                                         -------------
                   2000 . . . . . . . . . . . . . . . . . . . .     104%
                   2001 . . . . . . . . . . . . . . . . . . . .     103
                   2002 . . . . . . . . . . . . . . . . . . . .     102
                   2003 . . . . . . . . . . . . . . . . . . . .     101


                   and thereafter is equal to 100% of the principal amount, in each case together with accrued interest to the date of redemption.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            DSC COMMUNICATIONS CORPORATION


Date:   August 25, 1997                     By:       /S/ GEORGE B.BRUNT
                                                  -----------------------------
                                                     George B. Brunt
                                                     Vice President, Secretary
                                                     and General Counsel

                                 EXHIBIT INDEX

    Exhibit No.    Description.
    -----------    -----------
    1.1            Purchase Agreement, dated August 7, 1997, by and among DSC Communications Corporation, Goldman, Sachs
                   & Co. and NationsBanc Capital Markets, Inc.

    4.1            Indenture, dated August 12, 1997, between DSC Communications Corporation and The Bank of New York, as
                   Trustee.

    4.2            Registration Rights Agreement, dated August 12, 1997, by and among DSC Communications Corporation,
                   Goldman, Sachs & Co. and NationsBanc Capital Markets, Inc.

    99.1           Press Release, dated August 7, 1997, issued by DSC Communications Corporation.